EXHIBIT (I)


                               CONSENT OF COUNSEL




                       Gabelli Capital Series Funds, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 11 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Series Funds, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                            /S/ WILLKIE FARR & GALLAGHER LLP
                                                Willkie Farr & Gallagher LLP


April 29, 2004
New York, New York